UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Tustin Ave., Suite 225

Santa Ana, CA 92705

 (Address of principal executive offices) (zip code)

(949) 285-9454

(Registrant’s telephone number, including area code)

194 Marina Drive, Suite 202

Long Beach, CA 90803

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2014, we entered into a Master Distribution Agreement with A.G. Global Capital (“A.G. Global”), pursuant to which A.G. Capital will be the exclusive distributor of our SOBR alcohol testing device in the Republic of Turkey (“Turkey”), the Kingdom of Sweden (“Sweden”) and the Gulf Cooperation Council (“GCC”) comprising Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and United Arab Emirates, the Republic of Azerbaijan.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On September 10, 2014, we issued a press release announcing the Master Distribution Agreement with A.G. Global Capital. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated September 10, 2014 issued by TransBiotec, Inc., announcing the signing of a Master Distribution Agreement with A.G. Capital Group.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc. a Delaware corporation

Dated: September 12, 2014		/s/ Charles Bennington
	By:	Charles Bennington
	Its:	President